EXHIBIT 99.1

Contact:	Mark Hord	FOR IMMEDIATE RELEASE
	ViewPoint Financial Group	January 26, 2010
972-578-5000, Ext. 7440
ViewPoint Financial Group Adopts Plan to Reorganize and
Conduct ‘Second-Step’ Stock Offering
PLANO, Texas, January 26, 2010 — ViewPoint Financial Group (NASDAQ:VPFG) (the “Company”), parent company of ViewPoint Bank, today announced that it has adopted a plan to reorganize from a two-tier mutual holding company to a full stock holding company and will undertake a “second-step” offering of additional shares of common stock. The conversion and offering—subject to regulatory, shareholder and depositor approval—is expected to be completed this summer.
“This is an exciting step in the continued growth of our company,” said ViewPoint Bank President and CEO Gary Base. “While we’re already well-capitalized and have grown tremendously since we first became a public company in 2006, the additional capital we can raise from this offering will allow us greater flexibility and increase our opportunities for future strategic growth.”
ViewPoint MHC, a federally chartered mutual holding company, currently owns approximately 57% of the issued and outstanding shares of the common stock of the Company, which in turn owns 100% of ViewPoint Bank.
As part of the reorganization, ViewPoint Bank will become a wholly owned subsidiary of a to-be-formed stock corporation—ViewPoint Financial Group, Inc. Shares of common stock of the Company—other than those held by ViewPoint MHC—will be converted into shares of common stock in ViewPoint Financial Group, Inc. using an exchange ratio designed to preserve current percentage ownership interests. Shares owned by ViewPoint MHC will be retired, and new shares representing that ownership will be offered and sold to the Bank’s eligible depositors, the Bank’s tax-qualified employee benefit plans and to members of the general public as set forth in the Plan of Conversion and Reorganization of ViewPoint MHC.
ViewPoint Financial Group, Inc. intends to retain the Company’s NASDAQ symbol and its headquarters in Plano, Texas.
The Plan of Conversion and Reorganization of ViewPoint MHC will be submitted to the Office of Thrift Supervision for regulatory approval. Upon receipt of OTS approval, the Company will seek approval from its shareholders and ViewPoint Bank depositors.

The Plan will not affect the existing terms and conditions of deposit accounts and loans with ViewPoint Bank. Deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, and the bank’s normal business operations will continue without interruption during the conversion and offering process.
ViewPoint Financial Group is the holding company for ViewPoint Bank. ViewPoint Bank operates 23 community bank offices and 15 loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
When used in filings by the Company with the Securities and Exchange Commission (the “SEC”), in the Company’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company’s ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company’s market area, competition, changes in management’s business strategies and other factors set forth under Risk Factors in our Form 10-K, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.
The Company does not undertake — and specifically declines any obligation — to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
This news release is not an offer to sell or the solicitation of an offer to buy common stock, which is made only pursuant to a prospectus, nor shall there be any sale of common stock in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of any such state.
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